Exhibit 99.1

PRESS RELEASE – FOR IMMEDIATE RELEASE

Bluerock Homes Trust Launches Single Family Rental REIT, Begins Listing on NYSE-American (BHM)

New York, NY – (October 6, 2022) — Bluerock Homes Trust, Inc. (NYSE American: BHM) (the “Company”, “BHM, or “Bluerock Homes Trust”) launches today as an externally-managed real estate investment trust (REIT) focused on the single-family rental market. The Company’s common stock will begin trading on the New York Stock Exchange American under the ticker “BHM” at 9:30 a.m. Eastern Time on October 6, 2022.

The listing of the Company was effectuated through the spin-off of Bluerock Homes Trust from Bluerock Residential Growth REIT, Inc. BHM’s initial portfolio consists of interests in approximately 4,000 homes, comprised of 2,300 operating homes, of which roughly 1,800 and 500 are scattered-site/clustered and build-to-rent, respectively, as well as 1,600 additional homes held through preferred equity and mezzanine loan investments, of which 500 are stabilized and 1,100 are under development/lease-up.

“The public listing of Bluerock Homes Trust is an exciting event for our shareholders”, remarked Ramin Kamfar, Chairman and Chief Executive Officer of Bluerock Homes Trust. “Our executive management team holds strong conviction regarding the single-family rental sector and we are pleased to be able to separate these assets into a new, distinct public operating company to enable us to unlock the value creation potential tied to these homes. The substantial undersupply of housing and significant costs to homeownership generate long-term tailwinds for the single-family rental market and the opportunity to create quality affordable solutions for our renters”, added Kamfar.

About Bluerock Homes Trust

Bluerock Homes Trust, Inc. (NYSE American: BHM), headquartered in New York, New York, is an externally managed REIT that owns and operates high-quality single-family properties located in attractive markets with a focus on the knowledge-economy and high quality of life regions of the Sunbelt and high growth areas of the Western United States. BHM’s principal objective is to generate attractive risk-adjusted investment returns by assembling a portfolio of pre-existing single-family rental homes and developing build-to-rent communities. BHM properties are located across a diverse group of growth markets and will seek to target a growing pool of middle-market renters seeking the single-family lifestyle without the upfront and ongoing investments associated with home ownership. For more information, please visit www.bluerockhomes.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and may be identified by words such as “will,” “expect,” “believe,” “plan,” “anticipate,” “intend,” “goal,” “future,” “outlook,” “guidance,” “target,” “estimate” and similar words or expressions, including the negative version of such words and expressions. These forward-looking statements are based upon the Company’s present expectations, estimates and projections about the industry and markets in which the Company operates and beliefs of and assumptions made by Company management, involve uncertainty that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements and are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon these forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in these forward-looking statements due to numerous factors. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, the failure to recognize the potential benefits of the Spin-Off; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; risks associated with geographic concentration of our investments; decreased rental rates or increasing vacancy rates; our ability to lease newly acquired or newly constructed apartment or single-family properties; potential defaults on or non-renewal of leases by tenants; creditworthiness of tenants; our ability to obtain financing for and complete acquisitions under contract at the contemplated terms, or at all; development and acquisition risks, including rising and unanticipated costs, delays in timing, abandonment of opportunities, and failure of such acquisitions and developments to perform in accordance with projections; the timing of acquisitions and dispositions; the performance of our network of leading regional apartment and single-family residential owner/operators with which we invest, including through controlling positions in joint ventures; potential natural disasters such as hurricanes, tornadoes and floods; national, international, regional and local economic conditions; Board determination as to timing and payment of dividends, and our ability to pay future distributions at the dividend rates we have paid historically; the general level of interest rates; potential changes in the law or governmental regulations that affect us and interpretations of those laws and regulations, including changes in real estate and zoning or tax laws, and potential increases in real property tax rates, financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all; lack of or insufficient amounts of insurance; our ability to maintain our qualification as a REIT; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us or a subsidiary owned by us or acquired by us. There can be no assurance as to the impact of COVID-19 and other potential future outbreaks of infectious diseases on the Company’s financial condition, results of operations, cash flows and performance and those of their respective tenants as well as on the economy and real estate and financial markets. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in the Company’s registration statement on Form 10, and subsequent filings by the Company with the SEC. Any forward-looking statement speaks only as of the date on which it is made, and the Company assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law. The Company claims the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:

Josh Hoffman

208-475-2380

jhoffman@bluerockre.com